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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                    July 9, 1996

                               VAN DE KAMP'S, INC.

               (Exact Name of Registrant as Specified in Charter)



             DELAWARE                   33-97752               43-1721518
          (State or Other           (Commission File         (IRS Employer
  Jurisdiction  of Incorporation)        Number)          Identification No.)



1000 St. Louis Union Station, St. Louis, Missouri                          63103
(Address of Principal Executive Offices)                              (Zip Code)

                                 (314) 241-0303
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 9, 1996, Van de Kamp's, Inc., a Delaware corporation (the "COMPANY"), completed an acquisition (the "ACQUISITION") of substantially all of the assets of the frozen foods division of The Quaker Oats Company ("QUAKER OATS"). These assets include the CELESTE-Registered Trademark- frozen pizza business and the AUNT JEMIMA-Registered Trademark- frozen breakfast products business of Quaker Oats (the "BUSINESSES"). As part of the Acquisition, the Company purchased the trademarks associated with the CELESTE-Registered Trademark- name and was granted an exclusive, perpetual, royalty-free license of the AUNT JEMIMA-Registered Trademark- trademark for use in the frozen breakfast products business. Also included in the acquisition is the Jackson, Tennessee manufacturing facility which is used in the Businesses, which the Company intends to continue to use as a manufacturing facility for the Businesses. The purchase price of approximately $188 million is subject to certain adjustments. The purchase price was established through a sale process conducted by Goldman, Sachs & Co. and through subsequent negotiations with Quaker Oats.

     The Company financed the Acquisition and related costs with an equity contribution by VDK Holdings, Inc., the Company's parent, of $40 million and with additional senior secured bank borrowings totalling $155 million. Approximately $135 million of this bank debt was incurred through an amendment to the Company's existing senior bank facility. Pursuant to this amendment, The Chase Manhattan Bank, N.A. acts as agent for the following lenders: The Chase Manhattan Bank, N.A.; Banque Nationale de Paris; Banque Paribas; Caisse Nationale de Credit Agricole; Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch; Dresdner Bank AG, New York and Grand Cayman Branches; Federal Street Partners; First Bank National Association; The First National Bank of Boston; First Union National Bank of North Carolina; Fleet National Bank; Harris Trust and Savings Bank; Merrill Lynch Senior Floating Rate Fund, Inc.; Midland Bank PLC; New York Life Insurance Company; Pilgrim America Prime Rate Trust; Prime Income Trust; Senior High Income Portfolio, Inc.; and Van Kampen American Capital Prime Rate Income Trust. In addition, the Company incurred $20 million of senior bank debt from The Chase Manhattan Bank, N.A., which loan is secured by cash collateral posted by VDK Holdings, Inc.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) and (b). Providing the financial statements and pro forma financial information required by this item is not practical at the time of this report on Form 8-K. Such financial statements and pro forma financial information are expected to be filed within 60 days of this filing by an amendment to this report on Form 8-K.

     (c) Exhibits. The following exhibits are filed herewith in accordance with Item 601 of the Regulation S-K:

EXHIBIT NO.    EXHIBIT DESCRIPTION

2.1 Asset Purchase and Sale Agreement, dated as of May 15, 1996, between Van de Kamp's, Inc. and The Quaker Oats Company.

2.2 Supplement No. 1 to Asset Purchase and Sale Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and The Quaker Oats Company.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 1996         VAN DE KAMP'S, INC.




                              By: /s/ TIMOTHY B. ANDERSEN
                                 ---------------------------
                                 Timothy B. Andersen
                                 Chief Financial Officer and
                                 duly authorized officer
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                                 INDEX TO EXHIBITS


Exhibit Number      Exhibit
- --------------      -------
     2.1            Asset Purchase and Sale Agreement, dated as of May 15, 1996, between Van de Kamp's, Inc. and The Quaker Oats Company.

     2.2 Supplement No. 1 to Asset Purchase and Sale Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and The Quaker Oats Company.